VACU-DRY COMPANY
                         100 Stony Point Road, Suite 200
                          Santa Rosa, California 95401

                                  June 20, 1999

Mr. Gary L. Hess
c/o Vacu-dry Company
100 Stony Point Road, Suite 200
Santa Rosa, California 95401

Dear Gary:

     This will confirm our agreement regarding the amendment of your employment letter dated March 14, 1996 in the following respect:

     The provision relating to Termination is amended to read as follows:

                  In the event your employment is terminated by the company prior to June 17, 2002, for any reason other than cause or other than upon your resignation, you shall be entitled to continued salary at the minimum base salary provided above for that number of months which remain between the date of termination and June 17, 2002, but not less than six.

     This amendment is subject to the closing of the company's agreement with Tree Top, Inc. dated June 17, 1999 relating to the sale of the company's processed apple product line. In the event that transaction does not close, this amendment to your employment letter shall be null and void.

     If the foregoing reflects our understanding, please execute and return to me the enclosed copy of this letter. Very truly yours,

                              VACU-DRY COMPANY


                             By /s/ William Burgess
                                --------------------
                                 William Burgess
                                 Vice President

Accepted and agreed to:

/s/ Gary L. Hess
-------------------------
Gary L. Hess